Exhibit 10.14

PLAN DOCUMENTS

FOR

Platinum Underwriters Holdings Ltd.

(INTERNATIONAL PLAN)

TRUST DEED

THIS DEED is made this 26 day of April 2007

BETWEEN:	PLATINUM UNDERWRITERS HOLDINGS LTD. of "The Belvedere Building", 69 Pitts Bay Road, Hamilton HMOS, Bermuda hereinafter referred to as the "Employer",
AND:
COLONIAL PRIVATE TRUSTEE LIMITED a company incorporated in and under the laws of the islands of Bermuda and having its registered office at Jardine House 33-35 Reid Street, Hamilton HM 12 Bermuda (the "Trustee").

AND
COLONIAL PENSION SERVICES LIMITED a company incorporated in and under the laws of the islands of Bermuda and having its registered office at Jardine House 33-35 Reid Street, Hamilton HM 12 Bermuda (the "Administrator").

WHEREAS:

1.
The Employer has established the Platinum Underwriters Holdings Ltd. International Pension Plan on the terms herein set forth or as such terms may be amended from time to time (the "Plan") for the purpose of providing pension benefits to each person who is or may be entitled to a benefit or a refund of the contributions held for the account of such person under the Plan as a result of the person's employment.

2.	The Employer has appointed the Trustee to administer the Plan.

3.
Having determined that it is reasonable and in the interests of the Members so to do, the Trustee has employed the Administrator to carry out any and all acts required to be done in the administration of the Plan.

4.	The Employer has duly authorised the execution of this Deed.

5.	The Employer wishes the Trustee to hold the moneys and other assets contributed as aforesaid and the Trustee agrees to hold the same pursuant to the terms of this Deed.

NOW THIS DEED WITNESSES as follows:

ARTICLE I

Interpretation

1.1	Definitions

For the purpose of the Plan, the following words and phrases shall be used with an initial capital letter and shall have the following meaning unless the context clearly indicates otherwise.

"Account" shall mean for a Member's Account or Employer's Account and shall include accounts attributable to Mandatory, Voluntary and Rollover Contributions, as the case may be.

"Annuity" shall mean any post -retirement instrument purchased from a financial institution and/or insurance company whereby the retired Member receives a guaranteed lifetime income in exchange for his accumulated Pension benefit under the Plan.

"Appropriate Form" shall mean the form provided or prescribed by the Administrator.

"Auditors" shall mean such firm of chartered accountants appointed by the Trustee.

"Beneficiary" shall mean, the person or persons last designated by a Member as set forth in 12.11 of the Plan Rules to receive the interest of such Member after his death.

"Business Day" shall mean a day on which banks are open in Bermuda.

"Contribution Date" shall mean the date on which Members and Employer's Contributions are received by the Trustee, pursuant to Section 3.2 of the Plan Rules.

"Contributions" shall mean payments made by the Employer and/or the Member as set forth in the 3.1 -3.4 of the Plan Rules.

"Early Retirement Date" the date which the Member selects for the start of his retirement benefit which shall be on or after the date he has attained the age of 55 but before his Normal Retirement Date.

"Earnings" means the following payments expressed in monetary terms and paid (directly or indirectly) to the Member by the Employer up to a maximum of $200,000 per year:

(i)	any wages, salary or leave pay;
(ii)	any fee or commission;
(iii)	any bonus, including payments from a profit-sharing scheme, which exceeds ten per cent of the employee's basic salary or wage from the period in question;

but does not include overtime payments in respect of hours worked in excess of 35 hours in any week, severance payments, retirement or long-service recognition payments or health insurance premiums.

"Effective Date" shall mean the date selected by the Administrator on which the Plan becomes effective.

"Employer" shall mean the Employer party hereto but shall be deemed to include any employer associated with the Employer who adopts the Plan pursuant to Section XIV of the Plan Rules.

"Employer's Account" means the account established in the books of the Trustee in the name of the Employer in respect of a Member to record such Member's interest in the Trust Fund accruing from the Employer's Mandatory Contributions and Voluntary Contributions.

"Employer's Mandatory Contributions" shall mean Contributions made by the Employer in respect of a Member pursuant to Section 3.10 of the Plan Rules.

"Employer's Voluntary Contributions" shall mean Contributions made by the Employer in respect of a Member pursuant to Section 3.1 I of the Plan Rules.

"Investment Manager" shall mean any investment manager appointed by the Trustee pursuant to Section 8.2 of this Deed.

"Member" in relation to the Plan means an employee, officer or director of the Employer who is not a Bermudian or spouse of a Bermudian and has applied to the Employer to join the Plan and has been authorised in writing by the Employer to join the Plan.

"Member's Account" shall mean the account established in the books of the Trustee in the name of a Member to record his interest in the Trust Fund accruing pursuant to the Plan and in which the Trustee records such Member's Rollover Contributions, Mandatory Contributions and Voluntary Contributions.

"Member's Mandatory Contributions" shall mean regular payroll deductions, pursuant to
3.9 ofthe Plan Rules.

"Member's Voluntary Contributions" shall mean additional or voluntary payments made by a Member, pursuant to 3.11 of the Plan Rules.

"Membership Date" shall mean the date a Member first enters the Plan.

"Month" shall mean a full calendar month.

"Normal Retirement Date" in respect of a Member means a date selected by the Member which shall occur not later than one year after such Member has attained 65 years of age.

"Pension" means the periodic payment due to a person in accordance with the Plan Rules, and shall be in the form of an Annuity or such other similar financial instrument as may be approved by Employer and Trustee.

"Pension benefit" the Pension benefit to which each Member shall be entitled at retirement shall be the value of the vested Units and/or cash allocated to his Employer's and Member's accounts as at the Valuation Day immediately following receipt by the Administrator of written notification of termination of the Member's service from the Employer.

"Plan" means the pension plan as defined in paragraph I of the Recitals, above.

"Plan Rules" shall mean the rules adopted by the Trustee and Administrator in respect of the Plan and any amendments that may be made by the Trustee and Administrator from time to time.

"Plan Year" shall be the period of twelve calendar months from February I st in each year.
"Rollover Contributions" shall mean a contribution by a Member as the result of a distribution from another pension plan, pursuant to 3.12 of the Plan Rules.

"Trust Fund " shall mean property which any person or persons may donate to or give or cause to be vested in the Trustee for the account of a Member or an Employer, to be held upon the trust and with and subject to the powers and provisions hereof including all accumulation of income and accretions to capital thereto.

"Unit" shall mean a portion of the series investment fund held by the Trustee for the benefit of the Members ,in exchange for their Contributions.

"Valuation Day" shall mean the date on which the Trustee shall determine the value of the assets of the Trust Fund for purposes of determining the value of each Account.

1.2	Unless the context otherwise requires words and phrases not expressly defined in this Deed, they shall have the same meaning as provided in the Plan Rules.

1.3	The masculine gender includes the feminine gender and the singular includes the plural unless the context clearly indicates otherwise.

ARTICLE II

Appointment of Trustee

2.1	Appointment

The Employer hereby appoints the Trustee to be and the Trustee shall act as Trustee of the Plan for the term and subject to the provisions hereof.

2.2	Duties of Trustee

The Trustee shall:

(a)	ensure that the Plan and the Trust Fund are administered in accordance with these Trust Deed and Plan Rules or any amendments thereto; and

(b)	review the financial operation of the Plan regularly during the continuation of the Plan.

ARTICLE III

Delegation to Administrator

3.1	Power to Sub Delegate

The Trustee shall have full power to delegate or to subcontract any administrative functions it deems necessary to perform its obligations under this Deed, including, without limitation, the investment of the Trust Fund, the valuation of Accounts and the administration of the Plan. The authorities herein contained are continuing ones and shall remain in full force and effect until revoked by termination of this Deed as hereinafter provided, but such revocation shall not affect any liability in any way resulting from transactions initiated prior to such revocation.

ARTICLE IV

The Trust Fund

4.1	Creation of the Trust Fund

The Trust Fund consisting of such sums of money and such property acceptable to the Trustee as shall from time to time be paid or delivered to the Trustee by the Employer and the earnings and profits thereon shall be held by the Trustee in trust and shall be dealt with in accordance with the provisions of this Deed. At no time shall any part of the Trust Fund be used for or diverted to purposes other than pursuant to the terms of this Pension Plan. The title to all assets of the Trust Fund shall be vested in and remain exclusively vested in the Trustee.

4.2	Purpose of the Trust Fund

The Trust Fund is created, established and maintained and the Trustee agrees to receive, hold and administer the Trust Fund for the exclusive purpose of providing benefits for the Members in accordance with the provisions of the Pension Plan.

ARTICLE V

Acceptance of Trust and Establishment of the Plan

5.1	Acceptance of Trust

The Trustee hereby accepts the Trust herein set out and agrees to hold, invest, distribute and administer the Trust Fund in accordance with the provisions of this Deed.

5.2	Establishment of the Plan

The Trustee hereby adopts and agrees to maintain the Plan in accordance with the provision of Plan Rules as detailed in Schedule I hereto.

ARTICLE VI

Powers and Duties of the Trustee

6.1
It shall be the duties of the Trustee to hold, invest, and reinvest the principal and income of the Trust Fund in any of the investments hereafter authorised and keep the Trust Fund invested without distinction between principal and income.

6.2	In addition and without prejudice to such other powers as set forth herein, the Trustee shall have the power and authority to:

(a)	purchase or subscribe for any securities, stocks, bonds, policies of insurance, annuity contracts or other property and to retain the same in trust;

(b)
sell, convert, redeem, convey, transfer, exchange, for other securities or property or otherwise dispose of any securities or other property at any time forming part of the Trust Fund or the whole thereof, upon such terms as it may deem proper and to effect and deliver any and all instruments of conveyance and transfer in connection therewith;

(c)
keep the investments of the Trust Fund in its own name or in the name of nominees of the Trustee and to keep the same wholly or partly in the principal office of the Administrator or otherwise, held by or to the order of the Trustee as it may think proper but the books and records of the Trustee shall at all times show that all investments are part of the Trust Fund;

(d)
exercise personally or by proxy or power of attorney all voting and other rights in respect of stocks, bonds or other investments or property held in the Trust Fund except where such voting and other rights are given to the Investment Manager(s);

(e)	execute all documents of transfer and conveyance and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

(f)
borrow or raise money from any source permitted by law for the purposes hereof in such amounts and upon such terms and conditions as the Trustee shall deem appropriate, and for any such amounts so borrowed to issue its promissory note as Trustee and to secure payment by pledging all or any part of the Trust Fund;

(g)	keep such portion of the Trust Fund in cash or cash balances as the Trustee may from time to time deem to be in the best interest of the Trust Fund;

(h)
if necessary for the execution of its duties and not provided or paid for by the Employer upon reasonable notice, to employ such agents, lawyers, accountants and other persons and to payout of the Trust Fund their reasonable expenses and compensations and the Trustee may rely and act on information and advice furnished by such persons or refrain from acting thereon;

(i)	adjust contest or submit to arbitration any claims, debts or debentures due or owing to or from the Trust Fund and to sue, commence or defend any legal proceeding related thereto, and

(j)
do all acts, take all proceeding and to exercise all rights and privileges although not specifically mentioned herein as the Trustee deems necessary to administer the Trust Fund, with the general effect that the Trustee carries out its duties and responsibilities under the Trust Deed and exercises all powers as it were the beneficial owner of the Trust Fund.

ARTICLE VII

Administration of the Trust Fund

7.1	The administration of the Trust Fund shall be carried out by the Trustee who has appointed the Administrator to perform such administration.

7.2
The Administrator shall assume whatever duties and responsibilities may be delegated to it by the Trustee and shall be required to make periodic reports of its operations in respect of the Plan to the Trustee, and to receive periodic instructions from the Trustee as to the actions to be taken or policy to be followed.

7.3	The Trustee shall, either directly or through the actions of the Administrator, consistent with the purpose of the Plan, have the power and authority to:

(a)
require the immediate payment of Contributions from the Employer and the Member to the Trust Fund and reports from the Employer in accordance with the Plan. The Trustee shall have the power to demand, collect, receive and hold Contributions, and may take such steps including the institution and prosecution of or the intervention in any proceeding at law or in any bankruptcy, as may be necessary or desirable to accomplish the collection of such Contributions. The Contributions and the reports to the Trustee shall be remitted by the date specified in the Plan.

(b)	determine all questions of eligibility, membership status and all related matters;

(c)
decide all questions or controversies arising in any manner or between any parties in connection with the Trust Fund or the operation thereof, whether as to any claim for benefits by a Member or any other person, or as to the construction of the language or meaning of this Trust Fund or the Plan Rules or any regulations adopted by the Trustee under either of them, or as any writing, decision, instrument, or accounts in connection with the operation of the Trust Fund or otherwise. The decision of the Trustee shall be binding upon all persons dealing with the Trust Fund or claiming benefits thereunder.

ARTICLE VIII

Investment of the Trust Fund's Assets

8.1
Pursuant to the provisions of the Trust Deed, the Trustee shall hold, invest and reinvest the principal and income of the Trust Fund in any of the investments hereafter authorised and keep the Trust Fund invested without distinction between principal and income.

8.2	The Trustee may delegate from time to time the management of the Trust Fund's assets to one or more Investment Managers.

8.3
In making any investment for the Trust Fund, the Trustee may invest and reinvest in any currency and in any part of the world, in bonds, debentures, certificates of deposits, common or preferred stocks, shares of mutual funds, units of unit trusts, financial institutions or funds maintained by the Trustee or any affiliate or parent of the Trustee, as it shall in its absolute discretion think fit, and the Trustee may with like discretion dispose or vary any such investments. The Trustee shall forthwith determine and publish guidelines at least once in each year and shall publish details of any amendments thereto.

ARTICLE IX

Statements of Accounts

9.1	The Administrator and the Trustee shall:

(a)
keep at their principal office, accurate and detailed accounts of all Contributions paid to the Trustee in respect of the Plan and of all Annuities paid by or at the request of the Employer pursuant to the Plan and in particular shall maintain separate Member and Employer Accounts in respect of each Member.

(b)
hold the said accounts and all records relating thereto open to inspection at all reasonable time by the Employer or any Member. Such records shall be audited by the Auditors selected by the Trustee at least annually and at such other times as the Trustee shall deem advisable.

9.2
As at the end of each Plan Year, the Trustee shall cause accounts to be made up in respect of the Plan Year then ending. Such accounts shall be audited and shall include a schedule of such Investments and shall contain a report by the Auditors and shall be approved and signed by the Trustee, and the Trustee shall cause a copy thereof to be sent to the Employer.

9.3
Within one hundred and eighty (180) days following the close of each financial year of the Plan, or within one hundred and eighty (180) days after the removal or resignation of the Trustee as provided for in Article XVII hereof, the Trustee shall file with the Employer a statement setting forth all investment holdings and other assets of the Plan, all investments receipts and disbursements, and other transactions effected by them, during such financial year or during the period from the close of the last financial year to the date of such removal or resignation.

9.4
Upon the expiry of ninety (90) days from the date of filing the statement described in the preceding Clause, the Trustee shall be released and discharged from all liability and accountability to anyone with respect to their acts and transactions during the period covered by the statement, except with respect to any such acts or transactions as to which the Employer shall within such ninety-day period file with the Administrator, written objections and except for loss to or diminution of the Trust Fund resulting from negligence, willful conduct or lack of good faith of the Administrator.

9.5
The accounting policies used in the preparation of the above mentioned accounts shall be determined by the Trustee on the advice of the Administrator, provided that the value of the Investments comprised in the Trust Fund shall be determined by the Trustee in consultation with any Investment Manager appointed in respect of such Investments.

ARTICLE X

Payment out of the Trust Fund

10.1
The Administrator shall from time to time on the written directions of the Employer, make payments out of the Trust Fund whether in respect of Annuities payable to or for the account of a Member or by way of transfer payments to another pension plan or otherwise, to such person in such manner, in such amounts as may be specified in such directions. Upon such payment being made the amount thereof shall no longer constitute part of the Trust Fund.

10.2
In directing such payments, the Employer shall have regards to the Plan Rules and in the event of any difference arising as to the interpretation of this Deed, or as to the right of a Member as described in the Plan Rules or any person deriving title from the Member, the Administrator's determination thereof shall be conclusive.

ARTICLE XI

Employer's Liability

11.1	The Employer's liability for Contributions to the Trust Fund shall be limited to the payment of the amount due to the Trust Fund under the Plan.

11.2
The Employer shall not be liable for the failure of the Trustee and Administrator to secure the benefits contemplated in the Plan for any Member or for any default or neglect of the Trustee or the Administrator.

11.3
Except as required under the Plan or this Deed, the Employer shall not be responsible for any decision, act or omission of the Trustee, Administrator, or Investment Manager and shall not be responsible for the application of any moneys, securities, investments or other property paid or delivered to the Trustee.

ARTICLE XII

Trustee and Administrator Liability

12.1	The Trustee and Administrator shall not be liable for:

(a)
any loss to or diminution of the Trust Fund arising out of the making retention or sale of any investment or reinvestment except on account of the negligence, willful misconduct or lack of good faith of, respectively, the Trustee, Administrator, or of any person to whom they have delegated any of their powers and discretion hereunder; .

(b)	acting upon instructions given by the Investment Manager(s) or failing to act in absence of such instructions in connection with investment of assets of the Trust Fund;

(c)
the proper application of any part of the Trust Fund if payments are made in accordance with the written directions of the Employer as herein provided, nor shall the Trustee and Administrator be responsible for the adequacy of the Trust Fund to meet and discharge any and all payments and liabilities under the Plan.

ARTICLE XIII

Execution of Instruments

13.1
All instruments in writing required to be executed by the Trustee shall be executed by the signature of any two authorised signatories as the Trustee may from time to time named in a resolution of directors of the Trustee; and all persons may rely upon such instrument as having been duly authorised. All cheques, and other instruments in respect of the transfer of moneys or the operation of bank accounts shall be signed by any two authorised signatories named as aforesaid.

ARTICLE XIV

Limitation of Rights to the Trust Fund

14.1
No Employer, Member or any other person, association, firm or corporation shall have the right, title, interest in or to the assets of the Trust Fund except as specifically provided herein or by the Plan Rules.

14.2	No part of the Trust Fund shall be invested or lent to or for the benefit of the Trustee, the Administrator or to the agents or associates of the Trustee, the Administrator or the Sub-Administrator.

14.3
No part of the Trust Fund shall be used for or diverted to purposes other than the establishment of and payment of benefits for Members and former Members and their Beneficiaries or for the purposes set out in 2.2 hereof or the purchase of investments permitted under the provisions of the Plan Rules.

14.4
All Contributions received by the Trustee and Administrator, and all other funds received by the Trustee as part of the Trust Fund shall be deposited in such banks as the Trustee may designate for that purpose, and withdrawal of such funds shall be made pursuant to authorisations provided for in 10.1 hereof. All accounts with such banks shall be opened in the name of the Trustee.

ARTICLE XV

Claims by Beneficiaries

15.1
No person entitled under the Plan shall have any claims against the Trustee and Administrator or the Trust Fund except by or through the Employer, and the Trustee or Administrator, shall not be liable to any such person provided that they have acted in good faith or any direction or resolution furnished to them by the Employer as provided herein.

ARTICLE XVI

Expenses and Compensation

16.1
The Administrator and the Trustee shall be paid all reasonable costs and expenses incurred in the performance of their duties and such reasonable compensation as it may from time to time agree with the Trustee (and in the absence of such agreement then in accordance with their published fee schedule) and the same shall constitute a charge against the Trust Fund unless paid by the Employer. All fees of any and all kind whatsoever that may be levied upon or in respect of the Trust Fund shall also constitute a charge upon the Trust Fund unless paid by the Employer.

ARTICLE XVII

Resignation or Removal of the Trustee

17.1	The Trustee may resign at any time by giving ninety (90) days notice in writing to the Employer.

17.2	The Employer may remove the Trustee at any time upon ninety (90) days notice in writing to the Trustee.

ARTICLE XVIII

Successor Trustee

18.1	Upon such resignation or removal, the Employer may appoint a successor who shall have the same powers and duties as those conferred upon the Trustee hereunder.

18.2	In the event of the Trustee's resignation, the Trustee shall make all reasonable endeavours to ensure the appointment of a successor trustee within the notice period.

18.3
Upon such resignation or removal of the Trustee, and acceptance of such appointment by the successor trustee, the Trustee shall assign, transfer or otherwise pay and transfer to the successor trustee the moneys, investments and other property then constituting the Trust Fund less compensation of the Trustee and Administrator and any proper charges against the Trust Fund; and turn over any and all records, books and documents incidental to the its duties as Trustee under this Deed or relating to the administration of the Trust Fund.

ARTICLE XIX

Amendment of the Trust Deed and Plan Rules

19.1
The Employer may at any time and from time to time amend in whole or in part any or all of the provisions of this Deed and any or all of the Plan Rules attached hereto by notice in writing delivered to the Trustee, provided that any such amendments which affect the rights, duties or responsibilities of the Trustee may not be made without its consent, and provided that no such amendments shall authorise or permit at any time any part of the Trust Fund to be used for or diverted to purposes other than those specified in this Plan.

ARTICLE XX

Termination of the Plan

20.1	The Plan shall terminate upon the earlier of:

(a)	the date upon which the Employer goes into liquidation whether voluntary or compulsory otherwise than for the purpose of reconstruction or amalgamation; or

(b)	the date upon which the Employer by written instrument delivered to the Trustee terminates this Deed; or

(c)	the termination of the Trustee pursuant to Section 18.1 hereof without a new Trustee being appointed.

20.2	Upon retirement of a Member from the employ of the Employer, all sums then credited to the Member's Employer's and Member's Accounts shall be applied as follows:

(a)	transfer to another pension plan; or

(b)	purchase a fully paid Pension, commencing at Normal Retirement Date.

20.3
Upon termination of the Plan, all sums then credited to each Member's and Employer's Accounts shall be applied to transfer to another pension plan approved by the Administrator for the benefit of the Members.

ARTICLE XXI

Transfers to and from the Trust Fund

21.1
The Trustee may accept a transfer to the Trust Fund of all or any of the assets of any pension/retirement benefits fund, plan, or arrangement (hereinafter called the "Other Fund") on terms that the Member(s) in respect of whom the transfer is made shall be entitled in lieu of benefits under the Other Fund to benefits under the Plan.

21.2
The Trustee upon the request of the Employer, on behalf of a Member, and as provided in this section shall transfer to the trustee or administrator of another fund, retirement plan or arrangement (the "Other Plan") providing pension benefits, all the assets of the Trust Fund standing to the credit of the Account of that Member on terms that the Member shall be entitled in lieu of benefits under the Plan to such benefits under the Other Plan as may be agreed between the Trustee and the trustee or administrator of the Other Plan to observe such restrictions before making any transfer.

21.3
The Trustee shall be entitled to deduct from the amount transferred as aforesaid a sum to reasonably compensate the Trust Fund for the actual or anticipated expenses and losses incurred in effecting such transfer.

21.4
Once a transfer is made under 21.2, subject to any special terms or conditions, there shall cease to be any entitlement under the Plan to benefits of a Member or any Beneficiary represented by the transfer.

ARTICLE XXII

Miscellaneous

22.1
The Employer shall promptly furnish to the Administrator on demand all necessary employment records concerning the names, amount of salaries paid, and other payroll records and information that the Administrator may reasonably require in connection with the administration of the Trust Fund.

22.2
The Administrator and the Trustee may, in their discretion, employ legal counsel upon any legal question arising out of the Trust Fund or the administration of the Plan, and any action taken by them upon the advice of counsel shall be regarded as prudent and they shall be held completely harmless and fully protected in acting and relying upon the advice of such counsel.

22.3
The Administrator and the Trustee may seek judicial protection by any action or proceeding they may deem necessary to settle its accounts, or to obtain a judicial determination or declaratory judgment as to any question of construction of this Trust Fund or as to any action thereunder. Any such determination shall be binding upon all parties to or claiming thereunder.

22.4
Wherever in this Deed the word "Employer" is used, it shall be deemed to mean and shall include any associated employer with which the Employer may amalgamate or with which it may be reconstructed, whether under its present name or any other name, or to which its undertaking and business for the time being may be sold or otherwise transferred.

22.5	This Deed shall be administered, construed and enforced according to the laws of Bermuda.

IN WITNESS WHEREOF the parties have caused their Common Seals to be hereunto affixed the day and year first above mentioned.

The Common Seal of
PLATINUM UNDERWRITERS HOLDINGS LTD.

/s/ Illegible
in the presence of:

The Common Seal of
COLONIAL PRIVATE TRUSTEE LIMITED

/s/ Illegible
in the presence of:

The Common Seal of
COLONIAL PENSION SERVICES LIMITED

/s/ Illegible
in the presence of:

Plan Rules

TABLE OF CONTENTS

Page
Section I	Definitions
Section II	Eligibility for Membership in the Plan
Section III	Contributions
Section IV	Vesting of Member and Employer Contributions
Section V	Accounts
Section VI	Termination of Employment
Section VII	Regulations Governing the Payment of Pension Benefits
Section VIII	Lapsed Benefits
Section IX	Forfeiture of Lapsed Benefits
Section X	Administration of the Plan
Section XI	Investment of the Trust Fund's Assets
Section XII	General Provisions
Section XIII	Discontinuance of the Plan
Section XIV	Adoption of the Plan by Affiliated Companies

SECTION I

Definitions

1.1	For the purpose of the Pension Plan, unless there is something in the subject matter or context inconsistent therewith, the expressions defined in the Trust Deed have the same meaning herein.

SECTION II

Eligibility for Membership in the Pension Plan

2.1
Every employee, officer or director of the Employer who is not a Bermudian or spouse of a Bermudian and has applied to the Employer to join the Plan, and has been authorised in writing by the Employer to join the Plan shall become a Member.

2.2
Any Employee who becomes eligible to participate shall complete the enrollment form as supplied by the. Trustee. Membership in the Plan shall commence as of the first Business Day in the calendar month coincident with, or next following the first day of his employment, provided that the enrollment form is completed and returned to the Administrator.

2.3
The Employee in completing the enrollment form specified in 2.2, shall authorise the deduction of his Contributions from his Earnings, agree to the terms of the Plan, and designate a Beneficiary to receive benefits arising under the Plan. The Beneficiary may be a designated person or persons, provided that, if more than one person is named, the Employee must indicate the percentage of benefit payable to each person. A member may change his Beneficiary from time to time on an Appropriate Form.

2.4
It shall be the duty of the Employer to notify the Administrator of the employment of any new employee. Upon such notification, the Administrator will arrange for the enrollment, and to have the enrollment form completed and signed by both the Employer and the new Employee. Such enrollment form must be filed with the Trustee within one month after the day the Employee becomes eligible to participate.

2.5
It is the duty of the Employer to submit the enrollment form to the Administrator. Neither the Trustee or the Administrator shall have any responsibility in respect of any period of time prior to the submission of a duly completed enrollment form by the Employer.

2.6
If a Member ceases to be an eligible Employee by reason of suspension without pay, or is no longer regularly employed, but continues in the employment of the Employer, his participation in the Plan shall be suspended until the resumption of his status as an Eligible Employee, but shall not be terminated so long as he remains in the employ of the Employer. During the period of his suspension, the Member may not make any Contributions under the Plan nor shall he be entitled to any Employer Contributions, but his Accounts shall continue to be re-valued. Notwithstanding the above, a Member may elect to make contributions, however he will not be entitled to any Employer Contributions.

SECTION III

Contributions

3.1
The Employer shall make Contributions to the Trust Fund, both for itself and on behalf of the Members of the Plan, in such sums on or before such dates and under such terms as provided for by the Plan.

3.2
All Contributions and such contribution data as the Trustee shall require, shall be forwarded by the Employer to the Administrator on or before the 26th day of each month, which if not a business day, the preceding business day.

3.3	All Contributions shall be deposited in such accounts with such banks or depository company as shall be designated and prescribed by the Trustee.

3.4	The Employer agrees that its absolute obligation to make Contributions to the Trust Fund shall not be subject to set-off or counterclaim which it may have for any liability of a Member.

3.5
When the Employer is in default for a period of thirty (30) Business Days in the payment of Contributions to the Trust Fund, the Administrator shall notify the Trustee, and the Trustee shall direct the Employer to pay the arrears within two (2) weeks failing which it may take any action necessary to enforce payment of contributions.

3.6
In the event that the Trustee shall reasonably suspect that there has been a failure by the Employer to pay Contributions properly payable to the Trust Fund, the Employer shall permit an auditor appointed by the Trustee to enter upon its premises and to examine all books and records relevant to the question of the amount of Contributions payable by the Employer. Where such audit discloses an intentional failure to pay such Contributions, the Employer shall promptly pay such amount as assessed by the Trustee as being reasonably necessary (including the cost of obtaining such audit), to protect the interest in the Trust Fund of the Members of the Plan and to ensure that they are not prejudiced in any way by the Employer's failure.

3.7
All Contributions made under the Plan and investments made and property of any kind or character acquired with any such funds or otherwise contributed, and all income, profits, and proceeds derived therefrom, shall be held in the Trust Fund and shall be held and administered by the Administrator, in accordance with the provisions of the Plan Rules and the Trust Deed.

3.8
The Employer shall have no right or title to, nor interest in the Contributions made to the Trust Fund, and no part of the Trust Fund shall revert to the Employer except that in the case of the Employer Contribution which is made by a mistake of fact. At the Employer's written request, such Contributions may be returned to the Employer within 3 months of the end of the fiscal year in which the mistake was made.

3.9	Member Mandatory Contributions

Each Member shall contribute to the Plan commencing as of Membership Date, 5% of his earnings by way of payroll deductions for each payroll period.

3.10	Employer Mandatory Contributions

The Employer shall contribute to the Plan commencing as of Membership Date, by way of payroll deductions for each payroll period, an amount equal to the Member's Mandatory Contributions made during such period by each of his Employees who is a Member of the Plan.

3.11	Member and Employer Voluntary Contributions

(a)
Each Member and Employer, if he should so elect, may contribute Voluntary Contributions to the Plan. Such contributions could be made as a single lump sum payment or by way of regular payroll deductions.

(b)	A Member or Employer may suspend, increase or decrease the amount of Voluntary Contributions he wishes to contribute by informing the Member or Employer, as appropriate, in writing.

(c)
A Member may withdraw all or any part of his Voluntary Contributions once a year, by giving notice in writing to the Trustee and the Administrator. The requested withdrawal amount will be paid to the Member within 6 (six) to 8 (eight) weeks of written notice having been received by the Administrator.

3.12	Rollover Contributions

Contributions resulting from a Member's distribution from another pension plan shall be treated as Rollover Contributions. Such contributions will be held in the Employee Rollover Account for such period of time, if any as the provisions of such other plan may require; and during such period of time the Member may not withdraw any part of such Rollover Contributions unless such other plan so permits; but after such period of time, if any, has expired, such portion of the Rollover Contributions as can be attributed to Voluntary Contributions shall be deemed to become Employee Voluntary Contributions.

3.13
Contributions applicable to a given payroll period will normally be deducted from the Earnings applicable to such period. Exceptions may be made in individual cases for administrative convenience, to enable deductions of Contributions from Earnings applicable to earlier or later periods.

3.14	Employees and Employer Contributions under the Plan shall be made in the currency of the United States of America.

3.15	Contributions after Normal Retirement Date

Neither the Member nor the Employer shall be obliged to pay Contributions after the Member reaches Normal Retirement Age. However the Employer and the Member may elect to continue paying such Contributions up to the date when the Member actually retires.

3.16	Except as provided in 3.11 (c) above, a Member shall not withdraw all or any part of his Member's, Employer's and Rollover Accounts while he is a Member of the Plan.

3.17	The Employer shall not withdraw or borrow any part of any Member's or Employer's Accounts.

SECTION IV

Vesting of Member and Employer Contributions 21

4.1	A Member shall be vested at all times to the amounts allocated to his Member's Account, but will only have access to his Pension benefit upon termination of employment

4.2	A Member's interest in his Employer Account shall vest in accordance with the following schedule:

Years of Membership	Vested Percentage
Less than 2	2 0%
2 years or more	100%

Notwithstanding the above,

(a)	A Member shall become fully vested in his or her Employer Account upon the occurrence of any of the following events, if such Member is then still an Employee:

(i)	Death

(ii)	Total and Permanent Disability; or

(iii)	Termination of the Plan

(b)	The Employer may at any time or times reduce the vesting period in respect of any Member by giving written notice of such reduction to the Trustee and Administrator.

SECTION V

Accounts

5.1
The Administrator shall maintain a separate Employer Account for each Member, which shall reflect the portion of his interest in the Trust Fund that is attributable to the Employer's Mandatory Contributions on his behalf.

5.2
The Administrator shall maintain a separate Member's Account for each Member that shall reflect the portion of his interest in the Trust Fund that is attributable to his Member's Mandatory Contributions.

5.3
The Administrator shall maintain separate Member's and Employer's Voluntary Accounts for each Member, which shall reflect the portion of his interest in the Trust Fund that is attributable' to each of his Member's and Employer's Voluntary Contributions.

5.4
The Administrator shall maintain a separate Rollover Account for each Member, which shall reflect the portion of his interest in the Trust Fund that is attributable to his distribution from another pension plan.

5.5	Each Account as described in 5.1 to 5,4 shall consist of Units and or cash held on behalf of each Member.

5.6	All Member's, Employer's, and Rollover Contributions shall be credited on a current basis to each Member's Employer's, Member's and Rollover Accounts.

5.7
The Employer, the Trustee, and the Administrator do not in any manner or to any extent whatsoever warrant, and guarantee that the value of a Member's Account shall at any time equal or exceed the amount previously contributed thereto.

SECTION VI

Termination of Employment

6.1	Subject to Section 3.11 (c), no withdrawals may be made in favour of a Member from his Member's, Employer's or Rollover Accounts while employed.

6.2
If a Member's employment is terminated due to death, the total value of the units and or cash allocated to his Member's, Employer's and Rollover Accounts shall be payable to his Beneficiary as soon as practicable.

6.3
If a Member's employment is terminated due to retirement, or total and permanent disability, the total value of the Units and or cash allocated to his Member's Employer's and Rollover Accounts as of the next Valuation Day shall be payable to him in accordance with the provisions of 7.3.

6.4	If a Member's employment is terminated for reasons other than retirement, or total and permanent disability, he may:

(a)	transfer his Pension benefit to another plan or to a deferred profit sharing plan; or

(b)	elect to receive his Pension Benefit at any time within the 10 (ten) year-period prior to his Normal Retirement Date; or

(c)	elect to receive his Pension Benefit in a lump sum.

6.5
A Member may elect to take Early Retirement at anytime to a maximum of ten years prior to his Normal Retirement Date. Such Member may elect to take his retirement benefits as if he had retired at Normal Retirement Date.

6.6	A Member continuing employment beyond Normal Retirement Date, upon mutual agreement with the Employer, shall defer receipt of his accumulated pension benefits until he ceases to work.

SECTION VII

Regulations Governing the Payment of Pension Benefits

7.1
Pension benefit to which each member will be entitled at retirement shall be the value of the Units and or cash allocated to his Accounts as at the Valuation Day immediately following receipt by the Administrator of written notification of termination of the Member's service from the Employer.

7.2
Amounts withdrawn from the Trust Fund by the terms of the Plan Rules shall only be withdrawn on a Valuation Day and Units in an aggregate equal in value to the amount so withdrawn in respect of any Member shall be canceled and cash withdrawn accordingly.

7.3
Pension benefits under the Pension Plan may be in the form of a fully paid up Pension. Such Pension will be determined by each Member in consultation with the Trustee, taking into consideration the needs of any Beneficiary of that Member. The Pension shall be payable to the Member or his Beneficiary as soon as practicable after the Valuation Day immediately following receipt by the Administrator of written notification of termination of the Member's service from the Employer. The amount to be applied towards the purchase of the Pension shall be the sum attributable to the Member's Mandatory, Rollover and Voluntary Accounts, the latter at the Member's discretion. Notwithstanding the above, only amounts equal to or in excess of $50,000 can be applied towards the purchase of a Pension.

7.4	The insurance company or financial institution from whom the Pension has been purchased shall issue a certificate setting out the particulars of the Pension to the Member.

7.5
If a Member dies while employed by the Employer, the Trustee and the Administrator, acting jointly, shall have discretion, having regard to the age and identity of the Beneficiary, to provide either a lump sum cash payment or a Pension, or a combination of both in the event that the Member has not previously elected the form of Pension payable to his designated Beneficiary.

7.6	If a former Member dies after payment of his Pension benefit is due to commence, the benefit ("survivor benefit") shall be paid to his Beneficiary in accordance with the terms of the Plan.

(a)	The commuted value of the survivor benefit payable under 7.6 shall be not less than the value of the former Member's Account balance, including accumulated additional Voluntary Contributions, if any.

(b)	Where no Beneficiary has been appointed, or where the Beneficiary predeceases the Member, the survivor benefit described in 7.6 shall be paid to the estate of the Member.

7.7	If a Member dies before payment of his Pension is due to commence, his Beneficiary shall receive a lump sum payment equal to the value of Pension benefit.

7.8	Where no Beneficiary has been appointed, or where the Beneficiary predeceases the Member, the benefit described in 7.7 shall be paid to the estate of the Member.

7.9	If a Member dies before completion of two years of membership in the pension plan, his Beneficiary shall receive a lump sum payment equal to the Member's contributions, if any, plus earnings thereon

7.10
If any person entitled to receive any benefits under this Plan is in the judgment of the Trustee and the Employer, legally, physically or mentally incapable of personally receiving any the benefits, or is a minor, the Trustee may pay the benefits to such other person or persons or institution as, in its judgment shall have custody of the retired Member or his Beneficiary. Such payment shall be a complete discharge of any liability under the Plan to the payee

7.11	All amounts distributable under the Plan shall be paid in the currency of the United States of America.

SECTION VIII

Lapsed Benefits

8.1
In the event that a benefit is payable under this Plan to a Member, and after reasonable efforts the Member cannot be located for the purpose of paying the benefit during a period of three consecutive years, the Member shall be presumed dead and the benefit shall upon termination of that three year period, be paid out to the Member's Beneficiary. If an eligible Beneficiary cannot be located for the purpose of paying the benefit for the following two years, then the benefit shall be forfeited pursuant to 9.1.

8.2
If a Member shall die prior to receiving a distribution of all his benefits under the Plan, if after reasonable efforts, an eligible Beneficiary of the Member cannot be located for the purpose of paying the benefit during a period of five consecutive years, the benefit shall upon expiration of such five-year period be forfeited pursuant to 9.1.

8.3
Notwithstanding the foregoing Rules, if after such forfeiture, the Member or an eligible Beneficiary shall claim the forfeited benefit, the amount forfeited shall be reinstated (without regard to any interest or investment earnings on such amount since the forfeiture) at the complete discretion of the Trustee and paid to the claimant as soon as practical following the claimant's production of reasonable proof of his or her identity and entitlement to the benefit

SECTION IX

Forfeiture of Lapsed Benefits

9.1	Forfeiture of lapsed benefits of any former Member shall be applied as follows, and in this order:

(a)	to correct insufficient allocation of Employer Contributions made to any Member,

(b)	to reduce future Employer Contributions to the Plan,

(c)	to enhance future benefits for the remaining Members, or

(d)	to pay such of the Plan's expenses, as the Employer in its absolute discretion shall determine.

9.2	Forfeiture of lapsed benefits will not be refunded to the Employer in cash.

SECTION X

Administration of the Plan

10.1	The Plan shall be administered by the Trustee, and for this purpose, the Trustee has appointed the Administrator.

10.2
The prudent investment of the Trust Fund shall be handled by professionally recognised, experienced Investment Managers selected after careful study by the Trustee in coordination with the Administrator and awarded on a competitive basis.

10.3
The Administrator and the Trustee shall be able to rely on all reports made by any duly appointed accountants and all opinions given by any duly appointed legal counsel. Such counsel may be counsel for the Administrator and for the Trustee.

10.4
In addition to the powers specified above, the Administrator shall have the power to compute and certify to the Trustee and to the Employer under the Plan, the amount and kind of benefits from time to time payable to Members and their Beneficiaries.

10.5
To enable the Administrator to perform its functions, the Employer shall supply full and timely information to the Administrator on all matters relating to the compensation of all Members, their retirement, death or other cause for termination of employment, and such other pertinent facts as the Administrator may require.

10.6
The Trustee shall during normal business hours supply to any Member on demand, a copy of the rules governing the Plan and any amendments thereto, and a copy of the latest statement reflecting the most recent valuation of his Accounts.

10.7	For its services, the Administrator shall receive such fees as agreed from time to time by the Trustee.

SECTION XI

Investment of Trust Fund's Assets

11.1	Each Member will choose the manner in which his contributions must be invested. Such choices must be made from the selected options provided by the Trustee.

11.2
The Trustee may establish separate investment options under the Plan, with each option representing alternatives available to the Members for the investment of Contributions. The Trustee at its discretion may establish alternative options or eliminate any previously established ones.

The options available at the date of the execution of the Trust Deed as follows:

• Global Equities	(Fidelity Investments)
• US Equities	(MFS)
• European Equities	(Fidelity Investments)
• South East Asia Equities	(Fidelity Investments)
• US Small Cap Equities	(MFS)
• Global Bonds	(Morgan Stanley)
• US Bonds	(MFS)
• Balanced Fund	(Fidelity Investments)
• Capital G Bank

11.3
The Trustee and the Administrator shall forthwith determine and publish guidelines to be applied in investing the Trust Fund and shall review such guidelines at least once in each year and shall publish details of any amendments thereto.

11.4
A Member must elect the investment options from among those offered by the Trustee. Such election shall be made on the enrollment form. A Member may also change such election once a year, on the anniversary of the Plan. Such elections shall be limited to the investment options currently offered by the Trustee and currently available pursuant to I 1.2 hereto. A Member shall effect the change in investment options by properly completing and submitting the Appropriate Form authorised by the Administrator for this purpose.

11.5	Amounts invested in anyone of the investment options shall not share in gains and losses experienced by any other options.

11.6
The investment funds shall be valued at current fair market value as of the last business day of each calendar month and, at the discretion of the Trustee may be valued more frequently. Each fund shall be valued separately so that gains and losses of the various options shall not be commingled. The valuation shall take into consideration investment earnings credited, expenses charged, payments made and changes in the value of the assets held in the funds. Upon completion of the valuations the Administrator shall revalue each Member's Account as of the applicable Valuation Day, and allocate to each Member, Units or cash equal to the amount of Contributions received in respect of that Member for each investment option, since the last Valuation Day.

11.7
The Employer, the Trustee, and the Administrator shall not be liable or responsible for the adequacy of the Trust Fund to meet and discharge any and all payments and liabilities thereunder. All Plan benefits will be paid only from the Trust Fund's assets, and neither the Employer, the Trustee, nor the Administrator shall have any duty or liability to furnish the Trust Fund with any funds, securities or other assets except as expressly provided in the Plan.

SECTION XII

General Provisions

12.1	The Plan may be wholly or partially amended or otherwise modified, in writing, at any time by the Trustee, and the Employer, provided however that:

12.2
No amendment or modification may be made which should permit any part of the Trust Fund to be used for or diverted to purposes other than for exclusive benefit of the Members and their Beneficiaries under the Plan and for the payment of expenses incurred by the Administrator.

12.3	No amendment or modification may be made which should adversely affect the Account balances of the Members and their Beneficiaries under the Plan and;

12.4	No amendments or modification may be made which shall increase the duties or liabilities of the Administrator without the written consent of the parties so affected.

12.5	No amendment to this Plan shall take effect except by mutual agreement between the Employer, the Trustee, and the Administrator.

12.6	Nothing contained in this Plan gives a Member the right to be retained in the Employer's employ or to interfere with the Employer's right to discharge a Member.

12.7
No Member shall have any right to or interest in any assets of the Plan upon termination of his employment or otherwise except as specially provided under this Plan, and then only to the extent of the benefits payable to such Member in accordance with the provisions of the Plan.

12.8
Benefits payable under the Plan are not subject to the claims of any creditor of any Member or his Beneficiary. A Member or his Beneficiary does not have any rights to alienate, anticipate, commute, pledge, encumber or assign any of such benefits; neither the benefits of a Member or his Beneficiary shall be subject to any judgment rendered against any such Member or his Beneficiary.

12.9
The validity of the Plan or any of its provisions is determined under and construed according to the laws Bermuda. In case, or in the event of any provision of this Plan being held illegal or invalid for any reason, such determination shall not affect the remaining provisions of this Plan and this Plan shall be construed and enforced as if the illegal and invalid provision had never been included.

12.10
These Plan Rules and the Trust Deed shall be construed together as one instrument. In the event of any conflict arises between the terms and/or conditions of the Trust Deed and this Plan, the provisions of this Plan shall control, except that with respect to the duties and responsibilities of the Trustee, the Trust Deed shall control.

12.11
Each Member shall name a Beneficiary to receive any accumulated pension benefit that may arise out of his Membership in the Plan. The Member may change his Beneficiary from time to time. It is the responsibility of the Member to give written notice to the Employer of the name of the Beneficiary. If a Member files no designation of Beneficiary as to all or any part of the benefits payable under the Plan, or has revoked his designation without filing a new designation, or if a designated Beneficiary shall predecease the Member, or having survived him shall die prior to the complete and final distribution of the Member's benefits, or if after a diligent and reasonable search by the Employer, the Trustee, and the Administrator, a designated Beneficiary cannot be found, then the undistributed portion of the benefits of a deceased Member shall be forfeited pursuant to 9.1.

12.12
Except as provided in this document and except for any payment agreed upon between the Employer and the Administrator, the Administrator and the Trustee shall not make any payments other than to the Member entitled thereto or his Beneficiary.

12.13
Each Member and the Employer shall furnish all information and evidence required by the Administrator, including certificates of birth and death and proof of existence which the Administrator may properly require whether before of after payment of any benefits to a Member.

SECTION XIII

Discontinuance of the Plan

13.1	The Plan may be discontinued upon liquidation of the Employer, or upon the Employer withdrawing from the Plan.

13.2
If the Plan is discontinued pursuant to 13.1, the Trust Fund shall be re-valued as if the termination date was the Valuation Day. The Units and or cash allocated to each Member's Accounts shall be realised by the Administrator, and the amount standing to the credit of each Member shall be:

(a)	transferred to another pension plan;

(b)
applied towards the purchase of a fully paid up Pension commencing at Normal Retirement Date, provided that the amount standing to the credit of each Member is equal or exceeds $50,000. If the said amount is less than $50,000, the Member shall receive a lump sum payment;

(c)	paid out to each Member in the form of a lump sum.

SECTION XIV

Adoption of the Plan by Affiliated Companies

14.1
Any company which is or becomes an affiliate, subsidiary or associate of the Employer may adopt this Plan with the approval of the Trustee and thereby come within the definition of Employer. The Plan as to each such company shall become effective upon entering into an adoption agreement in the form and substance prescribed by the Trustee. The Trustee may prospectively revoke or modify any such employer's participation in the Plan at any time. If the Plan is discontinued with respect to such employer's employees, such allocable funds shall be allocated with respect to each Member affected and shall be applied pursuant to the provisions of section 14.2.

14.2	By execution of an adoption agreement, (each of which shall become part of the Plan), the affiliated company agrees to be bound by all the terms and conditions of this Plan.

These Plan Rules were approved in final form by the Employer.

This 16th day of June, 2005

By:  /s/ Michael E. Lombardozzi
Michael E. Lombardozzi